                                                                    EXHIBIT 99.1


                         CONSENT OF PROPOSED DIRECTOR

        The undersigned hereby consents to being named as a proposed member of the Board of Directors of Physician Health Corporation (the "Registrant") in the Prospectus constituting a part of the Registration Statement on Form S-1 of the Registrant filed under the Securities Act of 1933, as amended.



                                               /s/ William C. Stewart, Jr., M.D.
                                               --------------------------------
                                                   William C. Stewart, Jr., M.D.

DATED:  December 30, 1997